                                                                     Exhibit 5.5

LEGAL OPINION

TO:                                                              29 October 2003

TRW AUTOMOTIVE FINANCE (LUXEMBOURG) S.A R.L.
398, ROUTE D'ESCH L-1471
LUXEMBOURG, GRAND DUCHE DE LUXEMBOURG
352-48-18-28-1

Ladies and Gentlemen,

TRW AUTOMOTIVE FINANCE (LUXEMBOURG), S.A.R.L. (THE "COMPANY") - - THE
REGISTRATION STATEMENT ON FORM S-4 FILED BY TRW AUTOMOTIVE INC. (THE "ISSUER")
AND CERTAIN SUBSIDIARIES OF THE ISSUER, INCLUDING THE COMPANY (THE "GUARANTORS")
WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, RELATING TO THE ISSUANCE OF EXCHANGE NOTES
BY THE ISSUER AND THE ISSUANCE OF EXCHANGE GUARANTEES UNDER THE INDENTURES AMONG
THE ISSUER, THE GUARANTORS AND THE BANK OF NEW YORK (THE "TRUSTEE").

1.      You have requested us to provide the following opinion in the context of the above transaction for the purposes set out in paragraph 11. We have acted as counsel to the Company as to Luxembourg law in relation to the above transaction and have reviewed, for the purpose of the present opinion (the "Opinion"), conformed execution copies of:

1.1     an indenture dated as of February 18, 2003 between the Issuer and the
        Trustee providing for the issuance of USD 925,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2013 (the "EXCHANGE DOLLAR
        SENIOR SECURITIES") and the issuance by the Guarantors of guarantees with respect to the Exchange Dollar Senior Securities (the "DOLLAR
        SENIOR GUARANTEES"), as supplemented by the supplemental indenture dated as of February 28, 2003, among, inter alia, the Issuer, the Trustee and the Company, as one of the guarantors (the "DOLLAR SENIOR NOTES
        INDENTURE");

1.2     an indenture dated as of February 18, 2003 between the Issuer and the
        Trustee providing for the issuance of (Euro)200,000,000 aggregate principal amount of 10 1/8% Senior Notes due 2013 (the "EXCHANGE EURO
        SENIOR SECURITIES") and the issuance by the Guarantors of guarantees with respect to the Exchange Euro Senior Securities (the "EURO SENIOR
        GUARANTEES"), as supplemented by the supplemental indenture dated as of
        February 28, 2003, among, inter alia, the Issuer, the Trustee and the
        Company, as one of the guarantors (the "EURO SENIOR NOTES INDENTURE");

1.3     an indenture dated as of February 18, 2003 between the Issuer and the
        Trustee providing for the issuance of USD 300,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2013 (the
        "EXCHANGE DOLLAR SENIOR SUBORDINATED SECURITIES") and the issuance by the Guarantors of guarantees with respect to the Exchange Dollar Senior
        Subordinated Securities (the "DOLLAR SENIOR SUBORDINATED Guarantees"),
        as supplemented by the supplemental indenture dated as of February 28,
        2003, among, inter alia, the Issuer, the Trustee and the Company, as one of the guarantors (the "DOLLAR SENIOR SUBORDINATED NOTES INDENTURE");
        and

1.4     an indenture dated as of February 18, 2003 between the Issuer and the
        Trustee providing for the issuance of (Euro)125,000,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2013 (THE
        "EXCHANGE EURO SENIOR SUBORDINATED SECURITIES") and the issuance by the
        Guarantors of guarantees relating to the Exchange Euro Senior
        Subordinated Securities (the "EURO SENIOR SUBORDINATED GUARANTEES"), as
        supplemented by the supplemental indenture dated as of February 28,
        2003, among, inter alia, the Issuer, the Trustee and the Company, as one of the guarantors (the "EURO SENIOR SUBORDINATED NOTES INDENTURE").

(collectively referred to as the "INDENTURES").

2.      Terms defined in the Indentures shall bear the same meaning herein, unless expressly provided to the contrary.

3.      We have further reviewed the following documents in relation to the
        Company:

3.1     a copy of its updated articles of association ("statuts coordonnes")
        dated 27 February 2003 (hereafter, the "CONSTITUTIONAL DOCUMENTS");

3.2     a copy of the decision of the sole manager of the Company dated 28
        February 2003, approving, inter alia, the guarantee by the Company of the Issuer's obligations and the terms and provisions of the supplemental indenture to each of the indentures (the "BOARD
        RESOLUTION"); and

3.3     a copy of a manager's certificate dated 28 February 2003 certifying (i)
        that the Constitutional Documents are true, complete and up-to-date, that (ii) that the

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        resolutions as set out in the Board Resolution are in full force and effect, and (iii) that there is no pending proceeding for the dissolution or the liquidation of the Company or, threatening its existence; and a copy of a manager's certificate dated 29 October 2003 regarding certain matters relevant for this opinion (collectively, the
        "MANAGER'S CERTIFICATE").

        (all such documents being referred to collectively as the "CORPORATE
        DOCUMENTS").

4.      For the purpose of this Opinion, we have relied upon the statements contained in the Corporate Documents.

5.      We have not reviewed any documents other than the Indentures and the
        Corporate Documents as defined above and our Opinion is limited to the matters expressly covered herein.

6.      This Opinion is confined to and given on the basis of the laws of the
        Grand Duchy of Luxembourg ("LUXEMBOURG") as currently applied by the
        Luxembourg courts in published case-law. We have made no independent investigation of any other laws for the purpose of this Opinion and do not express or imply any opinion in relation to any such laws.
        Notwithstanding the particular assumptions below, we have assumed that there is nothing in the law of any jurisdiction other than Luxembourg which would affect this Opinion.

7.      This Opinion is given on the basis that it is governed by and construed in accordance with the laws of Luxembourg and will be subject to the jurisdiction of the courts of Luxembourg.

8.      The Opinion assumes (it being understood that, where relevant, such assumptions shall cover the date of execution of any relevant documents and the time period up to the date hereof, and it is assumed that such assumptions are true throughout this period):

8.1     the genuineness of all signatures and seals, and that persons purported to have signed have in fact signed;

8.2     the completeness and conformity to the originals of all documents supplied to us as certified, facsimile, photostatic or electronic copies or documents sent by fax or email and the authenticity of all original documents, as well as the accuracy and authenticity of all documents submitted to us;

8.3     that each of the parties to the Indentures other than the Company (the
        "OTHER PARTIES") are duly incorporated or organised and validly existing under the laws of their respective places of incorporation and all other applicable laws;

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8.4     the capacity, power and authority of each of the Other Parties to enter into, to execute and deliver and to perform their respective obligations under the Indentures;

8.5     the due execution and delivery by each of the Other Parties of the
        Indentures;

8.6     that the execution, delivery and performance by each of the Other
        Parties of the Indentures is legal, valid and binding on them under the laws of their place of incorporation or organisation and under all other applicable laws (other than the laws of Luxembourg), in their best corporate interest and have been and remain duly approved and authorised by all necessary corporate, partnership, governmental and other action in accordance with their respective constitutive documents, the laws of their respective places of incorporation or organisation and all other applicable laws (other than the laws of Luxembourg);

8.7     that the parties entered bona fide and on arms length terms into the
        Indentures without any intention to defraud or deprive of any legal benefit any other parties (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction (and in particular any tax law); and

8.8     that the guarantee granted by the Company pursuant to the Indentures is limited to the same extent as under the senior credit agreement dated as of 28 February 2003 entered into inter alia among the Issuer, TRW
        Automotive Holdings Corp., TRW Automotive Intermediate Holdings Corp.,
        the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto from time to time, JPMorgan Chase Bank as Administrative Agent and other banks named therein.

9.      On the above assumptions, and subject to the reservations set out below, we are of the opinion that:

9.1     the Company is a company duly incorporated and validly existing in
        Luxembourg as a "societe a responsabilite limitee" with power to enter into the Indentures and to exercise its rights and perform its obligations under the Indentures;

9.2     the Company has duly authorized and executed the Indentures in accordance with the Constitutional Documents and the laws of
        Luxembourg; and

9.3     there is no internationally mandatory Luxembourg law applicable in this context which would prohibit as such the granting of the guarantees pursuant to the Indentures by the Company.

10.     The opinion set forth above is subject to the following reservation:

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10.1    the rights and obligations of the parties under the Indentures may be limited by general principles and specific provisions of bankruptcy, insolvency, liquidation, reorganisation, reconstruction or other laws affecting the enforcement of creditors' rights generally.

11.     In this Opinion, Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

        We hereby consent to the filing of our opinion as Exhibit 5.5. to the
        Registration Statement. It is strictly limited to the matters stated
        herein, it only speaks as of this day and does not extend to, and is not to be read as extending by implication to, any other matter in connection with the Indentures or otherwise. It may not otherwise be used or relied upon by any other person, without, in any such case, our prior written consent except that we understand and agree that Simpson
        Thacher & Bartlett LLP shall rely hereon for the purpose solely of issuing their opinion in this transaction. This Opinion does not contain any undertaking to update it or to inform you of any changes in the laws of Luxembourg or any other laws, which would affect the content thereof in any manner.

Yours faithfully,

KREMER ASSOCIES & CLIFFORD CHANCE

By CHRISTIAN KREMER

/s/ Christian Kremer

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